Exhibit 99.2

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Third Quarter Review

2005

November 3, 2005

On the Quest for Energy

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Production Summary

	Three Months
	Ended	Nine Months Ended
	September 30, 2005	September 30, 2005
Daily Production:
Oil (Bbl)	2,003	1,878
Gas (Mcf)	532	480
Liquids (Bbl)	68	61
Equivalent Barrels	2,159	2,019

Realized Oil Price ($ per Bbl) (*)	$56.08	$51.31

(*)  Includes the impact of commodity hedges.

Capital Expenditures

($ millions)

	Nine Months
	Ended
	September 30,	Forecasted Full
	2005	Year 2005
Drilling
United Kingdom	$10.4	$27.0
Norway	3.5	5.5
Seismic and other	2.4	8.0
Direct E&P	16.3	40.5
Corporate expenditures	0.4	0.5
Direct expenditures	16.7	41.0
Capitalized G&A and interest	6.0	8.0
Total capital expenditures	$22.7	$49.0

Sources and Uses of Cash

($ millions)

Nine Months
Ended
September 30,
2005
Discretionary cash flow	$5.2

Changes in working capital	18.9

Capital expenditures	(22.7)

Net financing proceeds	78.7
Increase in cash	80.1

Beginning cash	9.0

Cash at September 30, 2005	$89.1

Turriff Pre drill

Schematic cross section

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Endeavour UK Blocks

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On the Quest for Energy